Exhibit 10.6

FIFTH AMENDMENT

TO THE FIRST AMENDMENT AND COMPLETE RESTATEMENT

OF AGREEMENT OF THE

LIMITED LIABILITY LIMITED PARTNERSHIP

OF

INREIT PROPERTIES, LLLP

This Fifth Amendment (the “Amendment”) is hereby approved as of the      day of June, 2011 by the General Partner of INREIT Properties, LLLP (the “Partnership”) pursuant to Article XI of the First Amendment and Complete Restatement of Agreement of Limited Liability Limited Partnership of INREIT Properties, LLLP, dated April 25, 2003 (the “LLLP Agreement”), as follows:

Article VIII of the LLP Agreement, Right and Obligations of the Limited Partners, is hereby amended by adding the following sections:

8.07	Limited Partnership Interests. Limited Partnership Interests in the Partnership shall be represented by “Limited Partnership Units.” The Limited Partnership Units shall be divided into three classes: “Class A Limited Partnership Units,” “Class B Limited Partnership Units” and “Class C Limited Partnership Units.” The Limited Partnership Units shall be issued in unit increments (each, a “Unit” and collectively, the “Units”) and fractions thereof. These classes of Limited Partnership Interests shall be created, effective as of the effective date of this Amendment, by converting the Limited Partnership Units outstanding as of the effective date of this Amendment as follows:

(a)	Conversion Terms into Class A Limited Partnership Units. Those Limited Partners holding 7,000 or less Limited Partnership Units as of the effective date of this Amendment shall have all their outstanding Limited Partnership Units converted into Class A Limited Partnership Units, effective as of the date of this Amendment.

(b)	Conversion Terms into Class B Limited Partnership Units. Those Limited Partners holding more than 7,000 but less than 24,000 Limited Partnership Units as of the effective date of this Amendment shall have all their outstanding Limited Partnership Units converted into Class B Limited Partnership Units, effective as of the date of this Amendment.

(c)	Conversion Terms into Class C Limited Partnership Units. Those Limited Partners holding more than 24,000 Limited Partnership Units as of the effective date of this Amendment shall have all their outstanding Limited Partnership Units converted into Class C Limited Partnership Units, effective as of the date of this Amendment

(d)	Ownership Determination. For purposes of determining the number of Limited Partnership Units held by a Limited Partner under this Section 8.07, the number of Limited Partnership Units held by a Limited Partner shall include the number of Limited Partnership Units held jointly by the Limited Partner with another party as well as held by Affiliates of the Limited Partner. “Affiliate” shall mean: (i) with respect to an individual: (A) any member of such individual’s immediate family who lives in the same household as the individual, including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships (“Immediate Family”), (B) any trust for the benefit of such individual or for the benefit of any member or members of such individual’s Immediate Family, and (C) any organization in which such individual and/or his or her Affiliate(s) own, directly or indirectly, more than twenty-five percent (25%) of any class of equity security or in which such individual or his or her Affiliate is a general partner, managing general partner or manager, or that directly or indirectly is controlled by such individual and/or his or her Affiliates; and (ii) with respect to any person other than an individual, (A) any person that controls, is controlled by, or is under common control with such person, and (B) any person who is a general partner, managing general partner, manager, trustee, or who otherwise directly or indirectly controls such person.

8.08	Class A Limited Partnership Units. Except for such rights, preferences, privileges and restrictions that are as set forth elsewhere in this Agreement, the rights, preferences, privileges and restrictions granted to and imposed on the Class A Limited Partnership Units are as set forth in this Section 8.08:

(a)	Exchange Right. Subject to Section 8.05, on or after the date which is three years after the acquisition of such Units, each holder of Class A Limited Partnership Units, shall have the Exchange Right as set forth in Section 8.05.

(b)	Voting Rights. The holders of Class A Limited Partnership Units shall not have the right to participate in the Nomination Slate Vote or the Observer Vote, as both terms are defined below.

8.09	Class B Limited Partnership Units. Except for such rights, preferences, privileges and restrictions that are as set forth elsewhere in this Agreement, the rights, preferences, privileges and restrictions granted to and imposed on the Class B Limited Partnership Units are as set forth in this Section 8.09:

(a)	Exchange Right. Subject to Section 8.05, on or after the date which is two years after the acquisition of such Units, each holder of Class B Limited Partnership Units, shall have the Exchange Right as set forth in Section 8.05.

(b)	Voting Rights. The holders of Class B Limited Partnership Units, along with the holders of the Class C Limited Partnership Units (together, the “Voting Limited Partners”), shall have the right to vote upon a slate of trustee nominees for nomination to the Board of Trustees of the General Partner by the Partnership (the “Nomination Slate Vote”). However, the holders of Class B Limited Partnership Units shall not have the right to participate in the Observer Vote, as defined below. The Nomination Slate Vote shall occur in the manner provided for in Section 8.11. Any holder of Class B Limited Partnership Units may nominate one or more individuals to be considered for the slate of trustee nominees for the Nomination Slate Vote as set forth in Section 8.11. Once a slate of nominees has been elected by the Voting Limited Partners pursuant to the procedures set forth in Section 8.11, the slate shall be submitted by the Partnership to the General Partner in accordance with the Bylaws of the General Partner and the slate shall be considered by the Nomination and Governance Committee along with nominees from the shareholders and the members of the Board of Trustees in accordance with their duties as provided in the Nomination and Governance Committee Charter, but with deference to qualified nominees nominated by the Partnership if not contrary to their fiduciary duties to the General Partner and its shareholders and not in conflict with the needs of the Board of Trustees.

8.10	Class C Limited Partnership Units. Except for such rights, preferences, privileges and restrictions that are as set forth elsewhere in this Agreement, the rights, preferences, privileges and restrictions granted to and imposed on the Class C Limited Partnership Units are as set forth in this Section 8.10:

(a)	Exchange Right. Subject to Section 8.05, on or after the date which is one year after the acquisition of such Units, each holder of Class C Limited Partnership Units, shall have the Exchange Right as set forth in Section 8.05.

(b)	Voting Rights. The holders of the Class C Limited Partnership Units, as Voting Limited Partners, shall have the right to vote upon a slate of trustee nominees for nomination to the Board of Trustees of the General Partner as described under Section 8.09(b). Any holder of Class C Limited Partnership Units may nominate one or more individuals to be considered for the slate of trustee nominees for the Nomination Slate Vote as set forth in Section 8.11.

(c)	Right to Elect an Observer to the Board and the Executive Committee. The holders of Class C Limited Partnership Units shall have the right, but not the obligation, to elect an observer (the “Observer”) to attend meetings of the Board of Trustees of the General Partner and meetings of the Executive Committee of the General Partner (the “Observer Vote”). The Observer shall have the right to attend all meetings of the Board of Trustees and the Executive Committee and to discuss matters at these meetings, but shall have no right to vote as a Trustee. The Observer shall be subject to confidential information restrictions regarding the meetings, similar to those of the members of the Board of Trustees. The Observer shall serve until the next Observer Vote is held pursuant to Section 8.11. Any holder of Class C Limited Partnership Units may nominate an individual to serve as the Observer, but the Observer shall be a holder of the Class C Limited Partnership Units.

(d)	Redemption Right. The holders of Class C Limited Partnership units shall have the right, but not the obligation, to redeem their Class C Limited Partnership Units under any effective Partnership Unit Redemption Plan on demand, notwithstanding any holding period requirement, but subject to all other terms and conditions of such Plan.

8.11	Action by the Voting Limited Partners. The Nomination Slate Vote and the Observer Vote shall occur either at a meeting of the Voting Limited Partners or by consent resolutions of the Voting Limited Partners (“Consent Resolutions”), in the sole discretion of the General Partner.

(a)	Meeting. A meeting of the Voting Limited Partners (the “Meeting”) may be held on such date as the General Partner shall by resolution establish. At the Meeting, the Voting Limited Partners shall have the right to vote on those items set forth in Sections 8.09(b), 8.10(b), and 8.10(c), as applicable.

(i)	Record Date. The General Partner may fix a date, not exceeding sixty (60) days preceding the date of any Meeting, as a record date for the determination of the Voting Limited Partners entitled to notice of, and to vote at, such Meeting, notwithstanding any transfer of Units on the books of the Partnership after any record date so fixed. If the General Partner fails to fix a record date for determination of the Voting Limited Partners entitled to notice of, and to vote at, any Meeting, the record date shall be the twentieth (20th) day preceding the date of such Meeting.

(ii)	Notice of Meeting. Unless otherwise required by law, written or electronically transmitted notice of each meeting of the Voting Limited Partners shall be sent to the mailing or electronic address of each Voting Limited Partner, entitled to notice of and to vote at the Meeting, as shown on the records of the Partnership. Such notice shall state the date, time and place, and shall be given not less than thirty (30) nor more than ninety (90) days before each Meeting.

(iii)	Proxy. Such Voting Limited Partners may vote either in person or by proxy, but no proxy shall be valid after eleven (11) months unless a longer period is expressly provided for in the appointment.

(iv)	Place of Meeting. All Meetings of the Voting Limited Partners shall be held at the principal executive office of the Partnership in the State of North Dakota or at such other place within or without the state as may be fixed from time to time by the General Partner.

(v)	Quorum. At the Meeting, the holders of a majority of the issued and outstanding Class B Limited Partnership Units and Class C Limited Partnership Units entitled to vote at such meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each Voting Limited Partner entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. If a quorum is present when a duly called or held Meeting is convened, the Voting Limited Partners present may continue to transact business until adjournment, even though the withdrawal of a number of Voting Limited Partners originally present leaves less than a quorum.

(b)	Consent Resolutions. The Nomination Slate Vote may be taken without a Meeting by Consent Resolutions signed and/or consented to by the holders of a majority of the issued and outstanding Class B Limited Partnership Units and Class C Limited Partnership Units entitled to vote. The Observer Vote may be taken without a Meeting by Consent Resolutions signed and/or consented to by the holders of a majority of the issued and outstanding Class C Limited Partnership Units entitled to vote. The Consent Resolutions are effective when signed and/or consented to by the required Voting Limited Partners entitled to vote, unless a different effective time is provided in the Consent Resolutions. If the General Partner sends Voting Limited Partners a request to take action by Consent Resolutions (“Consent Resolution Request”), any Voting Limited Partner not voting or responding within ten (10) days of the date of such Consent Resolution Request (unless the General Partner indicates a longer response period in such Consent Resolution Request) shall be deemed to have voted or consented in favor of the position recommended by the General Partner as indicated in the Consent Resolution Request.

(i)	Record Date. The General Partner may fix a date, not exceeding sixty (60) days preceding the date of any Consent Resolution Request, as a record date for the determination of the Voting Limited Partners entitled to notice of, and to vote by, Consent Resolutions, notwithstanding any transfer of Units on the books of the Partnership after any record date so fixed. If the General Partner fails to fix a record date for determination of the Voting Limited Partners entitled to notice of, and to vote by, Consent Resolutions, the record date shall be the twentieth (20th) day preceding the date of such Consent Resolution Request.

(ii)	Notice of Consent Resolution Request. Unless otherwise required by law, written or electronically transmitted notice that the General Partner intends to send a Consent Resolution Request to the Voting Limited Partners (“Notice”) shall be sent to the mailing or electronic address of each Voting Limited Partner, entitled to notice of and to vote by Consent Resolution, as shown on the records of the Partnership. Such Notice shall be given not less than sixty (60) or more than ninety (90) days before each Consent Resolution Request is made. Unless otherwise required by law, each Consent Resolution Request shall be sent to the mailing or electronic address of each Voting Limited Partner entitled to notice of and to vote by Consent Resolution as shown on the records of the Partnership.

(c)	Nominations. In order for nominees pursuant to Sections 8.09(b), 8.10(b), and 8.10(c) to be considered at either a Meeting or by Consent Resolutions, such nominations must be submitted in writing to the General Partner at least thirty (30) days prior to the Meeting or at least thirty (30) days after the Notice is sent under 8.11(b)(ii), as applicable.

(d)	Required Nominee Information. For nominations for the proposed slate of trustee nominees, the Voting Limited Partner making such nomination must also include the information required to be included in a shareholder’s notice in Article II, Section 11(a) of the Bylaws of the General Partner and such nominee must have the requisite experience required in Article III, Section 2 of the same, as such provisions may be altered by the General Partner.

(e)	Nomination Slate Vote. Each Unit held by a Voting Limited Partner may be voted for as many individuals as there are trustee positions to be filled on the Board of Trustees and for whose election the Limited Partnership Unit is entitled to be voted. Trustee nominees shall be elected to the slate of trustee nominees by a plurality of the voting power of the Units either: (i) entitled to vote on the election of trustee nominees if the action is taken by a Written Consent signed by a quorum or (ii) present and entitled to vote on the election of trustee nominees at a Meeting at which a quorum is present.

(f)	Observer Vote. Each outstanding Class C Limited Partnership Unit shall be entitled to one vote in the election of the Observer. The Observer shall be elected by a plurality of the voting power of the Class C Limited Partnership Units either: (i) entitled to vote on the Observer election if the action is taken by a Written Consent signed by a quorum or (ii) present and entitled to vote on the Observer election at a Meeting at which a quorum is present.

Section 8.05(a) of Article VII of the LLP Agreement is hereby amended and restated in its entirety as follows:

8.05	Exchange Right.

(a)

Subject to Sections 8.08, 8.09 and 8.10, each Limited Partner shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Limited Partnership Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Limited Partnership Units subject to the Notice of Exchange pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver more than two Notices of Exchange during each calendar year. A Limited Partner may not exercise the Exchange Right for less than 1,000 Limited Partnership Units or, if such Limited Partner holds less than 1,000 Limited Partnership Units, all of the Limited Partnership Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Limited Partnership Units so exchanged, to receive any distribution paid with respect to Limited Partnership Units if the record date for such distribution is on or after the Specified Exchange Date.

IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first indicated above, which shall be the effective date hereof.

GENERAL PARTNER

INREIT Real Estate Investment Trust, an Unincorporated but registered North Dakota Business Trust

By:	/s/ Bradley J. Swenson

Its:	Authorized Signatory for INREIT Real Estate Investment Trust